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                                  EXHIBIT 99.1

              IVIVI TECHNOLOGIES RECEIVES NASDAQ DEFICIENCY NOTICE


MONTVALE, NJ - FEBRUARY 27, 2009 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electrotherapy systems, today announced that on February 26, 2009, the Company received a deficiency notice from the staff of The Nasdaq Stock Market that the Company does not comply with Nasdaq Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq staff is reviewing the Company's eligibility for continued listing on The Nasdaq Capital Market.


The Nasdaq staff has requested that the Company provide it with a specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan. Pursuant to Nasdaq Marketplace Rule 4803, the Company is required to provide the staff with its plan within 105 days of the date of the deficiency notice. The Company intends to submit its plan to the staff within the requisite 105-day period. If after the conclusion of its review process, the staff determines that the Company's plan does not adequately address the issues noted, the staff will provide written notification that the Company's securities will be delisted from The Nasdaq Capital Market. At that time, the Company may appeal the staff's decision to a Nasdaq Listing Qualification Panel.


Under the Nasdaq Marketplace Rules, the Company's common stock will continue to be listed on The Nasdaq Capital Market, subject to the Company's compliance with other continued listing requirements. Although the Company intends to cure its deficiency and return to compliance with the continued listing requirements of the Nasdaq Marketplace Rules, there can be no assurance that it will be able to do so.

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM) technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients; however, additional studies are required in this area. The Company expects to develop new tPEMF(TM) devices and to seek strategic partners to pursue the cardiac market and others,

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such as osteoarthritis, neurology and other inflammatory-related conditions if
FDA marketing approvals or clearances can be achieved in these areas.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company's ability to regain compliance with the Nasdaq Marketplace Rules, current and future studies, regulatory clearance and approvals, strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.


INVESTOR RELATIONS CONTACT:
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;                   Deanne Eagle for Media
212-554-5469                                            212-554-5463
Alison@cameronassoc.com                                 DEANNE@CAMERONASSOC.COM

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